UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 19, 2022

American Virtual Cloud Technologies, Inc.
(Exact Name of registrant as Specified in Charter)

Delaware	001-38167	81-2402421
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1720 Peachtree Street, Suite 629
Atlanta, GA	30309
(Address of principal executive offices)	(Zip code)

(404) 239-2863

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AVCT	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	AVCTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Consummation of Sale of Senior Secured Convertible Note

On April 19, 2022, American Virtual Cloud Technologies, Inc. (the “Company”) consummated the closing (the “Closing”) of the transactions contemplated by the securities purchase agreement, dated as of April 14, 2022 (the “Purchase Agreement”), between the Company and an institutional investor (the “Buyer”), as described in the Current Report on Form 8-K filed by the company on April 15, 2022.

At the Closing, the Company issued and sold to the Buyer a senior secured convertible note in the original principal amount of $12,000,000 (the “Note”) for a purchase price of $10,000,000. No interest shall accrue under the Note unless an Event of Default (as defined in the Note) has occurred and is continuing, at which time interest would accrue at the rate of 15% per annum, compounding monthly. The Note is convertible into shares of common stock of the Company, $0.0001 par value per share (the “Common Stock”), at the election of the holder at any time at an initial conversion price of $0.99 (the “Conversion Price”). The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for, Common Stock at a price below the then-applicable Conversion Price (subject to certain exceptions). The Company will be required to redeem $800,000 of the outstanding amounts under the Note on a monthly basis, commencing on August 1, 2022, until the maturity date of October 1, 2023, on which date all amounts that remain outstanding will be due and payable in full. Subject to certain conditions, including certain equity conditions, the Company may pay the amount due on each monthly redemption date, and the final amount due at maturity, either in cash, shares of Common Stock or a combination. The number of shares used to pay any portion of the Note in such event would be calculated as 88% of the lowest daily volume weighted average price of the Common Stock during the eight trading days immediately prior to the payment date. The Note may not be prepaid by the Company, other than as specifically permitted by the Note.

The Note ranks senior to all outstanding and future indebtedness of the Company and its Subsidiaries (as defined in the Purchase Agreement), and is secured by a first priority perfected security interest in all of the existing and future assets of the Company and each Grantor (as defined in the Security Agreement), including a pledge of all of the capital stock of each of the Grantors (other than the Excluded Collateral, as defined in the Security Agreement), as evidenced by (i) a security and pledge agreement entered into at the Closing (the “Security Agreement”), (ii) account control agreements entered into at the Closing with respect to certain accounts described in the Note and the Security Agreement, and (iii) a guaranty executed by certain subsidiaries of the Company (the “Guaranty”) pursuant to which each of them has agreed to guaranty the obligations of the Company under the Notes and the other Transaction Documents (as defined in the Purchase Agreement).

Also at the Closing, the Company entered into a registration rights agreement (the "Registration Rights Agreement") with the Buyer. Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to prepare and file with the SEC within 30 days following the Closing a registration statement covering the resale of the shares of Common Stock issuable upon exercise of the Note (the “Registrable Securities”), and to use reasonable best efforts to cause such registration statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as soon as practicable. If the registration statement is not filed within 30 days after the Closing or is not declared effective by the applicable deadline set forth in the Registration Rights Agreement, or under certain other circumstances described in the Registration Rights Agreement, then the Company shall be obligated to pay to the Buyer an amount in cash equal to 1% of the original principal amount of the Note until the applicable event giving rise to such payments is cured, subject to a cap of 10% of the original principal amount of the Note. The Registration Rights Agreement also provides that the Company is obligated to file additional registration statements under certain circumstances, and provides the Buyer with customary “piggyback” registration rights.

Pursuant to the Purchase Agreement, the Company agreed to seek the approval of its stockholders for the issuance of all shares of Common Stock issuable upon conversion of the Notes, in compliance with the rules of the Nasdaq Capital Market (the “Stockholder Approval”). In connection with such agreement, the Company entered into voting agreements (the “Voting Agreements”) with each of Navigation Capital Partners SOF I, LLC (and an affiliated entity), Pensare Sponsor Group, LLC and Ribbon Communications Inc., each of which is a significant stockholder of the Company (each, a “Stockholder”). Pursuant to the Voting Agreements, each Stockholder has agreed, with respect to all of the voting securities of the Company that such Stockholder beneficially owns as of the date thereof or thereafter, to vote in favor of the Stockholder Approval.

The foregoing summaries provide only a brief description of the Note, the Security Agreement, the Guaranty, the Registration Rights Agreement and the Voting Agreements. The summaries do not purport to be complete and are qualified in their entireties by the full text of such documents, copies of which are attached as Exhibits 4.1, 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

Services Agreement

On April 23, 2022, the Company executed a Services Agreement (the “SAW Services Agreement”) with SAW Holdings, LLC (“SAW”), a company affiliated with Robert Willis, a member of the Company’s board of directors and its Vice Chairman – Capital Markets. Pursuant to the SAW Services Agreement, among other things, SAW will provide capital markets and other advisory services as requested by the Company from time to time, for a fee of $25,000 per month, plus reimbursement for out-of-pocket expenses. The SAW Services Agreement has an initial term of three months commencing on April 1, 2022, after which it will continue on a month-to-month basis until terminated by either party. All services under the SAW Services Agreement are to be provided by Mr. Willis unless otherwise agreed by the Company.

The foregoing summary provides only a brief description of the SAW Services Agreement. The summary does not purport to be complete and is qualified in its entirety by the full text of the SAW Services Agreement, a copy of which is attached as Exhibit 10.5 and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On April 21, 2021, the Company and Navigation Capital Partners, Inc. (“NCP”) entered into a Termination Agreement (the “Termination Agreement”) pursuant to which they agreed to terminate, as of that date, the Services Agreement entered into between them as of March 4, 2021 (the “NCP Services Agreement”), as described in the Current Report on Form 8-K filed by the company on March 5, 2021. Pursuant to the Termination Agreement, the Company agreed to pay to NCP the fees accrued prior to termination pursuant to the NCP Services Agreement through the date of termination, in the aggregate amount of $900,000, in nine monthly installments of $100,000 each, commencing on May 1, 2022. The Company and NCP also agreed that a restricted stock unit award previously granted to NCP by the Company was terminated.

The foregoing summary provides only a brief description of the Termination Agreement. The summary does not purport to be complete and is qualified in its entirety by the full text of the Termination Agreement, a copy of which is attached as Exhibit 10.6 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K under the heading “Consummation of Sale of Senior Secured Convertible Note” is incorporated herein by reference to the extent required.

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K under the heading “Consummation of Sale of Senior Secured Convertible Note” regarding the issuance of the Note is incorporated herein by reference to the extent required. The Note and underlying shares of Common Stock have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company is relying on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and by Rule 506 of Regulation D, and in reliance on similar exemptions under applicable state laws. No form of general solicitation or general advertising was conducted in connection with the issuance. The Note and underlying shares of Common Stock contains (or will contain, as applicable) restrictive legends preventing the sale, transfer, or other disposition of such securities, unless registered under the Securities Act, or pursuant to an exemption therefrom. The disclosure contained in this Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the Securities and Exchange Commission.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of April 22, 2022, Kevin Keough, who has served as the Company’s President since July 2021, was appointed to serve as the Company’s Chief Transformation Officer, and ceased serving as President. Also as of that date, the compensation committee of the Company’s board of directors (the “Compensation Committee”) approved compensation arrangements for Darrell Mays, the Company’s Chief Executive Officer, and Mr. Keogh, each of whom had been providing services to the Company without compensation since their appointment as officers in July 2021. The Compensation Committee approved an annual base salary of $300,000 for each of Mr. Mays and Mr. Keogh (with Mr. Mays’ salary to accrue until January 1, 2023, on which date the accrued amount will be payable in full), and a target bonus for 2022 equal to 120% and 100% of base salary for Mr. Mays and Mr. Keogh, respectively, subject to the achievement of criteria to be determined by the Compensation Committee. Also on that date, the Compensation Committee approved the grant, under the Company’s 2020 Equity Incentive Plan (the “Plan”) of 300,000 restricted stock units to Mr. Keogh and 150,000 restricted stock units to Mr. Willis, in each case to vest over a four-year period commencing on April 1, 2022, with 50% of such vesting to be time-based and 50% to be performance-based.

Also on April 22, 2022, the Compensation Committee approved an amendment to the grant of restricted stock units previously made to Michael Tessler, the Company’s Chairman of the Board, to reduce the number of shares of Common Stock subject to such grant from 1,000,000 to 467,289 and to change the vesting schedule such that 83,330 shares will vest on each of May 1, 2022, August 1, 2022, November 1, 2022, February 1, 2023 and May 1, 2023, and the remaining 50,639 shares will vest on August 1, 2023, subject to Mr. Tessler’s continued service with the Company through such dates, and on April 25, 2022, the Company and Mr. Tessler entered into an amended and restated restricted stock unit award agreement reflecting such revised terms.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
4.1	Senior Secured Convertible Note, dated April 19, 2022
10.1	Security and Pledge Agreement, dated as of April 19, 2022
10.2	Guaranty, dated as of April 19, 2022
10.3	Registration Rights Agreement, dated as of April 19, 2022
10.4	Form of Voting Agreement (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed by the Company on April 15, 2022)
10.5	Services Agreement, signed on April 23, 2022, between American Virtual Cloud Technologies, Inc. and SAW Holdings, LLC
10.6	Termination Agreement, dated as of April 21, 2022, between American Virtual Cloud Technologies, Inc. and Navigation Capital Partners, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN VIRTUAL CLOUD TECHNOLOGIES, INC.

By:	/s/ Thomas H. King
	Name:	Thomas H. King
	Title:	Chief Financial Officer

Date: April 25, 2022